REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees of Eaton Vance Mutual
Funds Trust and Shareholders of Eaton
Vance Cash Management Fund, Eaton
Vance Dividend Income Fund, Eaton Vance
Government Obligations Fund, Eaton Vance
International Equity Fund, Eaton Vance
Large-Cap Core Research Fund (formerly
Eaton Vance Equity Research Fund), Eaton
Vance Money Market Fund, Eaton Vance
Structured Emerging Markets Fund, Eaton
Vance Tax-Managed Dividend Income
Fund, Eaton Vance Tax-Managed Equity
Asset Allocation Fund, Eaton Vance Tax-
Managed International Equity Fund, Eaton
Vance Tax-Managed Mid-Cap Core Fund,
Eaton Vance Tax-Managed Multi-Cap
Growth Fund, Eaton Vance Tax-Managed
Small-Cap Fund (formerly Eaton Vance
Tax-Managed Small-Cap Growth Fund),
Eaton Vance Tax-Managed Small-Cap
Value Fund, and Eaton Vance Tax-Managed
Value Fund:
In planning and performing our audits of the
financial statements of Eaton Vance Cash
Management Fund, Eaton Vance Dividend
Income Fund, Eaton Vance Government
Obligations Fund, Eaton Vance International
Equity Fund, Eaton Vance Large-Cap Core
Research Fund (formerly Eaton Vance
Equity Research Fund), Eaton Vance Money
Market Fund, Eaton Vance Structured
Emerging Markets Fund, Eaton Vance Tax-
Managed Dividend Income Fund, Eaton
Vance Tax-Managed Equity Asset
Allocation Fund, Eaton Vance Tax-
Managed International Equity Fund, Eaton
Vance Tax-Managed Mid-Cap Core Fund,
Eaton Vance Tax-Managed Multi-Cap
Growth Fund, Eaton Vance Tax-Managed
Small-Cap Fund (formerly Eaton Vance
Tax-Managed Small-Cap Growth Fund),
Eaton Vance Tax-Managed Small-Cap
Value Fund, and Eaton Vance Tax-Managed
Value Fund (collectively, the "Funds")
(certain of the funds constituting Eaton
Vance Mutual Funds Trust), as of and for
the year ended October 31, 2008, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Funds is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A fund's internal control
over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles.  A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the funds; (2) provide
reasonable assurance that transactions are
recorded as necessary to permit preparation
of financial statements in accordance with
generally accepted accounting principles,
and that receipts and expenditures of the
funds are being made only in accordance
with authorizations of management of the
funds and trustees of the trust; and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a fund's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of a fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Funds' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Funds' internal control
over financial reporting and their operation,
including controls for safeguarding
securities, that we consider to be a material
weakness, as defined above, as of October
31, 2008.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance Mutual Funds
Trust and the Securities and Exchange
Commission and is not intended to be and
should not be used by anyone other than
these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 15, 2008